                                                              EXHIBIT (M)(6)(II)

               THIRD AMENDMENT TO FUNDS TRADING AGREEMENT BETWEEN
          FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.,
                         INVESTORS BANK & TRUST COMPANY,
                      GRANTHAM, MAYO, VAN OTERLOO & CO. LLC
                                  AND GMO TRUST

     THIS AMENDMENT, dated as of the twenty-eighth day of November, 2003, by and between Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), Investors Bank & Trust Company ("Transfer Agent"), Grantham, Mayo, Van Oterloo & Co. LLC ("GMO") and GMO Trust, a Massachusetts Business Trust, on behalf of each fund listed on Exhibit A, severally and not jointly (individually, the "Fund" and collectively, the "Funds").

                                   WITNESSETH:

     WHEREAS, FIIOC, Transfer Agent, GMO and GMO Trust heretofore entered into an agreement dated July 1, 2001, as amended (the "Agreement") with regard to certain employee benefit plans for which FIIOC performs administrative and recordkeeping services (individually a "Plan", collectively the "Plans"); and

     WHEREAS, FIIOC, Transfer Agent, GMO and GMO Trust desire to amend the Agreement in accordance with the provisions of Section 19 thereof.

     NOW THEREFORE, in consideration of the above premises. FIIOC, Transfer Agent, GMO and GMO Trust hereby amend the Agreement as follows:

     -    Amending Section II of Exhibit "A" by adding the following.

          FUND:          GMO U.S. Core Fund, Class M
          TICKER SYMBOL: GCOMX
          CUSIP:         362008559

     IN WITNESS WHEREOF, FIIOC, Transfer Agent, GMO and GMO Trust have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

INVESTORS BANK & TRUST COMPANY       FIDELITY INVESTMENTS INSTITUTIONAL
                                     OPERATIONS COMPANY, INC.


By: /S/ Sheila McClorey                 By: /S/ Rebecca Hays Ethier
    ---------------------------------       ------------------------------------
Name: Sheila McClorey                   Name: Rebecca Hays
Title: Senior Director                  Title: Director, FIIOC Authorized
                                               Signatory
Date: November 24, 2003                 Date: November 6, 2003
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GRANTHAM MAYO, VAN OTERLOO & CO. LLC    GMO TRUST, ON BEHALF OF EACH FUND ON
                                        EXHIBIT A


By: /S/ Elaine M. Hartnett              By: /S/ Elaine M. Hartnett
    ---------------------------------       ------------------------------------
Name: Elaine M. Hartnett                Name: Elaine M. Hartnett
Title: Associate General Counsel        Title: Vice President
Date: 11/17/03                          Date: 11/17/03